Exhibit (g) (2)
                          AMENDMENT TO CUSTODY CONTRACT

         Amendment dated March 31, 1999 by and between State Street Bank and Trust Company (the "Bank") and the Kemper Funds listed on Attachment I hereto (each a "Fund") to the custody contract (the "Custody Contract") between the Bank and each Fund.

         WHEREAS the Bank serves as the custodian of the Fund's assets pursuant to the Custody Contract;

         WHEREAS the Fund may appoint one or more banks identified on Schedule A attached hereto, as amended from time to time, to serve as an additional custodian for the Fund (each, a "Repo Custodian") for the limited purpose of engaging in tri-party repurchase agreement transactions ("Tri-party Repos");

         WHEREAS the Fund may direct the Bank to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Bank for the Fund pursuant to the Custody Contract for purposes of engaging in Tri-party Repos; and

         WHEREAS the Bank and the Fund desire to amend the Custody Contract to permit the Bank to make "free delivery" of cash and other assets of the Fund to Repo Custodians from time to time;

         NOW THEREFORE, the Bank and the Fund hereby agree to amend the Custody Contract as follows:

1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Bank shall deliver cash and/or other assets of the Fund to any account identified on Schedule A attached hereto, as amended from time to time, maintained for the Fund by a Repo Custodian, which delivery may be made without contemporaneous receipt by the Bank of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Bank shall have no further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered.

2. The Fund may amend Schedule A from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Bank. The term Special Instructions shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher. In all other respects, the Custody Contract shall remain in full force and effect and the Bank and the Fund shall perform their respective obligations in accordance with the terms thereof.

         EXECUTED to be effective as of the date set forth above.

                                    KEMPER FUNDS listed on Attachment I


                                    By:     /s/ Mark S. Casady
                                            ------------------



                                    STATE STREET BANK AND TRUST COMPANY


                                    By:     /s/ Ronald E. Logue
                                            -------------------

                                   SCHEDULE A
                                   ----------



Repo Custodian Banks                                      Accounts
--------------------                                      --------

Chase Manhattan Bank                                      CHASE NYC/D644755022

Bank of New York                                          Account #111569










Authorized Signatures:

By:      /s/ Daniel Pierce                         By:      /s/ Kathryn L. Quirk
         -----------------                                  --------------------

Title:   Managing Director                         Title:   Managing Director
         -----------------                                  -----------------



Date:    March 30, 1999                            Date:    March 30, 1999
         ------------------                                 -----------------







*This schedule was created solely to meet the requirements under the amendment to the custody contract relating to tri-party repurchase agreements.

                                  Attachment I
                                  ------------


Cash Equivalent Fund- Government Securities          Amendment Effective 4/19/99
Cash Equivalent Fund- Money Market                   Amendment Effective 4/19/99
Cash Equivalent Fund- Tax Exempt                     Amendment Effective 5/3/99
Growth Fund of Spain
Kemper California Tax-Free Income
Kemper Strategic Income Fund
Kemper Contrarian
Kemper-Dreman Financial Services
Kemper-Dreman High Return Equity
Kemper Small Cap Value
Kemper Emerging Markets Growth
Kemper Emerging Markets Income
Kemper Europe
Kemper Florida Tax-Free Income
Kemper Growth
Kemper High Income Trust                             Amendment Effective 4/5/99
Kemper High Yield                                    Amendment Effective 4/5/99
Kemper High Yield Opportunity                        Amendment Effective 4/5/99
Kemper Income and Capital Preservation
Kemper Intermediate Government Trust                 Amendment Effective 4/5/99
KemperInternational
Kemper International Growth and Income
Kemper Latin America
Kemper Multi-Market Income Trust
Kemper Municipal Income Trust
Kemper New York Tax-Free
Income Kemper Ohio Tax-Free Income
Kemper Retirement Series I
Kemper Retirement Series II

                                  Attachment I
                                  ------------


Kemper Retirement Series III
Kemper Retirement Series IV
Kemper Retirement Series V
Kemper Retirement Series VI
Kemper Retirement Series VII
Kemper Small Cap Relative Value
Kemper Strategic Income Trust                        Amendment Effective 4/5/99
Kemper Strategic Municipal Income Trust
Kemper U.S. Government Securities                    Amendment Effective 4/5/99
Kemper Value and Growth                              Amendment Effective 4/19/99
Kemper Worldwide 2004
Tax-Exempt California Money Market                   Amendment Effective 5/3/99
Tax-Exempt New York Money Market                     Amendment Effective 5/3/99
Cash Account Trust-Government                        Amendment Effective 4/19/99
Cash Account Trust-Money Market                      Amendment Effective 4/19/99
Cash Account Trust-Tax-Exempt                        Amendment Effective 5/3/99
Investors Cash Trust-Government                      Amendment Effective 4/19/99
Investors Cash Trust-treasury                        Amendment Effective 4/19/99
Investors Florida Municipal Cash                     Amendment Effective 5/3/99
Investors Fund Series:
Kemper Blue Chip
Kemper Dreman Financial Services
Kemper Global Blue Chip
Kemper Global Income
Kemper Government Securities                         Amendment Effective 4/5/99
Kemper Growth
Kemper High Yield                                    Amendment Effective 4/5/99
Kemper Horizon 5
Kemper Horizon 10

                                  Attachment I
                                  ------------


Kemper Horizon 20
Kemper International
Kemper International Growth and Income
Kemper Investment Grade Bond
Kemper Money Market                                  Amendment Effective 4/19/99
Kemper Small Cap Growth                              Amendment Effective 4/19/99
Kemper Small Cap Value
Kemper Total Return
Kemper Value and Growth                              Amendment Effective 4/19/99
Kemper Value
Dreman High Return Equity
Investors Michigan Municipal Cash                    Amendment Effective 5/3/99
Investors New Jersey Municipal Cash                  Amendment Effective 5/3/99
Investors Pennsylvania Municipal Cash                Amendment Effective 5/3/99
Kemper Aggressive Growth Fund
Kemper Asian Growth
Kemper Blue Chip
Kemper Cash Reserves                                 Amendment Effective 5/3/99
Kemper Global Blue Chip
Kemper Global Income
Kemper Horizon 5
Kemper Horizon 10
Kemper Horizon 20
Kemper Intermediate Municipal Bond
Kemper Municipal Bond
Kemper Short Term U.S. Government                    Amendment Effective 4/5/99
Kemper Small Capitalization Equity                   Amendment Effective 4/19/99
Kemper Technology
Kemper Total Return

                                  Attachment I
                                  ------------


Kemper U.S. Growth and Income
Kemper U.S. Mortgage                                 Amendment Effective 4/5/99
Zurich Government Money                              Amendment Effective 4/19/99
Zurich Money Market                                  Amendment Effective 4/19/99
Zurich Tax-Free Money                                Amendment Effective 5/3/99
Zurich YieldWise Money                               Amendment Effective 4/19/99
Zurich YieldWise Municipal Money Fund
Zurich YieldWise Government Money Fund
Kemper Research
Kemper Large Company Growth
Kemper High Yield II Fund
Kemper Small Cap Value & Growth